UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

See Item 7.01- Updated Financial Guidance below, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Updated Financial Guidance

On January 10, 2023, AdaptHealth Corp. (the “Company”) issued a press release (the “Press Release”) announcing certain preliminary performance results for the fourth quarter of 2022 and for the full year ended December 31, 2022 and financial guidance for fiscal year 2023. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 and this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 10, 2023 announcing certain preliminary performance results for the fourth quarter of 2022 and for the full year ended December 31, 2022, and financial guidance for fiscal year 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 10, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer